Exhibit 99.3

GLOSSARY OF TERMS

The following abbreviations or acronyms used in these pro forma financial statements are defined below:

Abbreviation or Acronym	Definition

Contribution Agreement	Contribution, Conveyance and Assumption Agreement between Dominion and Dominion Midstream dated October 28, 2016

DCG	Dominion Carolina Gas Transmission, LLC (successor by statutory conversion to and formerly known as Carolina Gas Transmission Corporation)

Dominion	The legal entity, Dominion Resources, Inc., one or more of its consolidated subsidiaries (other than Dominion Midstream GP, LLC and its subsidiaries) or operating segments or the entirety of Dominion Resources, Inc. and its consolidated subsidiaries, including QPC Holding Company

Dominion Midstream	The legal entity, Dominion Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point GP Holding Company, LLC, Iroquois GP Holding Company, LLC and DCG (beginning April 1, 2015), or the entirety of Dominion Midstream Partners, LP, and its consolidated subsidiaries

Dominion Questar	The legal entity, Dominion Questar Corporation (formerly known as Questar Corporation), one or more of its consolidated subsidiaries, including Questar Pipeline, or operating segments, or the entirety of Dominion Questar Corporation and its consolidated subsidiaries

IDR	Incentive distribution right

LIBOR	London interbank offered rate

NYSE	New York Stock Exchange

Private Placement Agreement	Series A Preferred Unit and Common Unit Purchase Agreement between Dominion Midstream and purchasers dated October 27, 2016

Questar Gas	The legal entity, Questar Gas Company, a subsidiary of Dominion Questar

Questar Pipeline	The legal entity, Questar Pipeline, LLC (successor by statutory conversion to and formerly known as Questar Pipeline Company), one or more of its consolidated subsidiaries, or the entirety of Questar Pipeline, LLC and its consolidated subsidiaries

Questar Southern Trails	Questar Southern Trails Pipeline Company

White River Hub	White River Hub, LLC, a transporter of natural gas regulated by the Federal Energy Regulatory Commission

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Page Number
DOMINION MIDSTREAM PARTNERS, LP

Unaudited Pro Forma Consolidated Financial Statements

Introduction	3

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2016	5

Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2016	7

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2015	8

Notes to Unaudited Pro Forma Consolidated Financial Statements	9

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma Consolidated Financial Statements of Dominion Midstream consist of a Condensed Consolidated Balance Sheet at September 30, 2016 and Consolidated Statements of Income for the nine months ended September 30, 2016 and for the year ended December 31, 2015, which reflect Dominion Midstream’s acquisition of Questar Pipeline from Dominion on December 1, 2016. Dominion acquired Dominion Questar on September 16, 2016. In August 2016, prior to Dominion’s acquisition of Dominion Questar, Questar Pipeline was reorganized and it distributed 100% of the issued and outstanding capital stock of Questar Southern Trails and Questar InfoComm, Inc. to Dominion Questar. On October 31, 2016, Dominion Midstream, following approval by the Conflicts Committee of Dominion Midstream GP, LLC, its general partner, entered into the Contribution Agreement with Dominion, pursuant to which, upon closing on December 1, 2016, Dominion Midstream became the owner of all of the issued and outstanding membership interests of Questar Pipeline. The unaudited pro forma Consolidated Financial Statements included herein have been derived from the following historical financial statements:

•	the audited historical financial statements of Dominion Midstream for the year ended December 31, 2015;

•	the unaudited interim financial statements of Dominion Midstream for the nine months ended September 30, 2016;

•	the audited historical financial statements of Questar Pipeline for the year ended December 31, 2015; and

•	the unaudited interim financial statements of Questar Pipeline for the nine months ended September 30, 2016.

Upon closing of the Contribution Agreement, Dominion contributed to Dominion Midstream all of the issued and outstanding membership interests of Questar Pipeline in exchange for consideration consisting of common and convertible preferred units with a combined value of $467.3 million and cash of $822.7 million. As a result of the transaction, Dominion Midstream owns 100% of the membership interests in Questar Pipeline and will therefore consolidate Questar Pipeline in its financial statements. Because the contribution of Questar Pipeline by Dominion to Dominion Midstream is considered a reorganization of entities under common control, Questar Pipeline’s assets and liabilities are recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on September 16, 2016, concurrent with Dominion’s acquisition of Dominion Questar, which was accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect Questar Pipeline’s financial results beginning September 16, 2016.

The pro forma adjustments have been prepared as if the acquisition of Questar Pipeline occurred on September 30, 2016 in the case of the unaudited pro forma Condensed Consolidated Balance Sheet and on January 1, 2015 in the case of the unaudited pro forma Consolidated Statements of Income. The unaudited pro forma Consolidated Financial Statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2016, and the financial statements and notes included in Questar Pipeline’s Annual Report on Form 10-K for the year ended December 31, 2015 and the financial statements and notes included in Questar Pipeline’s unaudited interim financial statements for the nine months ended September 30, 2016.

The unaudited pro forma Consolidated Financial Statements do not necessarily reflect what Dominion Midstream’s financial position and results of operations would have been if it had owned Questar Pipeline during the periods presented. In addition, they are not necessarily indicative of its future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to Dominion Midstream’s acquisition of Questar Pipeline from Dominion (which reflect Dominion’s acquisition adjustments to arrive at its historical cost) and Dominion Midstream’s debt and equity financings in connection with the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma Consolidated Statements of Income, expected to have a continuing impact on Dominion Midstream. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma Consolidated Financial Statements give effect to the following transactions, which occurred in connection with the acquisition described above:

•	The issuance and public offering of 15,525,000 common units of Dominion Midstream, including a 2,025,000 common unit over-allotment option that was exercised in full by the underwriters, resulting in gross proceeds of $360.2 million based on an offering price of $23.20 per unit;

•	The private placement of common units of Dominion Midstream with a value of $137.5 million, consisting of 5,990,634 common units based on an offering price of $22.95 per unit. The number of Dominion Midstream common units issued through private placement was determined by the price of the common units in the public offering of common units described above, less $0.2475 in accordance with the Private Placement Agreement as such units did not participate in Dominion Midstream’s November 2016 distribution;

•	The private placement of convertible preferred units of Dominion Midstream with a value of $500.0 million, consisting of 18,942,714 convertible preferred units based on an offering price of $26.40 per unit. The number of Dominion Midstream convertible preferred units issued through private placement was determined by applying a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed above in accordance with the Private Placement Agreement;

•	The borrowing under a $300.0 million three-year senior unsecured term loan, with a variable interest rate;

•	The borrowing of $18.8 million under Dominion Midstream’s existing revolving credit facility with Dominion;

•	The use of $29.4 million of the proceeds from the transactions described above to pay underwriting discounts and offering expenses;

•	A cash payment to Dominion of $822.7 million, $300.0 million of which is treated as a debt-financed distribution;

•	The issuance of convertible preferred units of Dominion Midstream to Dominion with a value of $300.0 million, consisting of 11,365,628 convertible preferred units based on an offering price of $26.40 per unit. The number of Dominion Midstream convertible preferred units issued to Dominion was determined by applying a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed above in accordance with the Private Placement Agreement;

•	The issuance of common units of Dominion Midstream to Dominion with a value of $167.3 million, consisting of 6,656,839 common units based on an offering price of $25.13 per unit. The value of Dominion Midstream common units issued to Dominion was determined by the volume-weighted average trading price of Dominion Midstream’s common units on the NYSE for the 10-day trading period immediately preceding closing;

•	The repurchase of 6,656,839 common units of Dominion Midstream from Dominion, pursuant to the Contribution Agreement, for $167.3 million at a price of $25.13 per unit. The repurchase amount was determined by the volume-weighted average trading price of Dominion Midstream’s common units on the NYSE for the 10-day trading period immediately preceding closing;

•	The repayment of Dominion Midstream’s outstanding note payable to Dominion, with a principal amount of $300.8 million, which has a maturity of April 2017, as required by the Contribution Agreement; and

•	The removal of the results of operations of Questar Southern Trails and Questar InfoComm, Inc. from the historical results of Questar Pipeline to give effect to the August 2016 reorganization of Questar Pipeline.

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	At September 30, 2016
	Dominion Midstream Partners, LP (As Filed)	Questar Pipeline	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$57.1	$21.0	$360.2	(a)	$73.9
			137.5	(b)
			500.0	(c)
			300.0	(d)
			(29.4	)(e)
			18.8	(f)
			(822.7	)(g)
			(167.3	)(h)
			(301.3	)(i)
Customer and other receivables	26.4	13.7	—		40.1
Affiliated receivables	6.3	8.3	—		14.6
Other	19.2	22.4	(9.9	)(j)	31.7

Total current assets	109.0	65.4	(14.1)		160.3

Investment in Equity Method Affiliates	217.9	23.4	16.4	(k)	257.7

Property, Plant and Equipment
Property, plant and equipment	4,808.3	1,805.5	(7.6	)(k)	6,606.2
Accumulated depreciation and amortization	(376.3)	(655.6)	11.6	(k)	(1,020.3)

Total property, plant and equipment, net	4,432.0	1,149.9	4.0		5,585.9

Deferred Charges and Other Assets
Goodwill	295.5	4.2	520.9	(l)	820.6
Affiliated receivable	—	40.2	(40.2	)(m)	—
Intangible assets, net	14.8	2.4	—		17.2
Regulatory assets	4.2	36.1	—		40.3
Other	1.4	—	—		1.4

Total deferred charges and other assets	315.9	82.9	480.7		879.5

Total assets	$5,074.8	$1,321.6	$487.0		$6,883.4

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

	At September 30, 2016
	Dominion Midstream Partners, LP (As Filed)	Questar Pipeline	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
LIABILITIES AND EQUITY AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$18.3	$3.0	$1.2	(n)	$22.5
Payables to affiliates	6.0	20.8	(0.5	)(i)	26.3
Accrued interest, payroll and taxes	11.7	17.7	(0.1	)(j)	29.3
Dominion credit facility borrowings	21.6	—	18.8	(f)	40.4
Other	39.4	5.1	—		44.5

Total current liabilities	97.0	46.6	19.4		163.0

Long-Term Debt
Affiliated long-term debt	300.8	—	(300.8	)(i)	—
Other long-term debt	—	431.3	298.5	(d)(e)	729.8

Total long-term debt	300.8	431.3	(2.3)		729.8

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	—	273.6	(273.6	)(j)	—
Regulatory liabilities	65.9	63.0	—		128.9
CPCN obligation	21.4	—	—		21.4
Asset retirement obligation	12.8	16.0	—		28.8
Deferred revenue	11.0	—	—		11.0
Other	7.1	6.2	—		13.3

Total deferred credits and other liabilities	118.2	358.8	(273.6)		203.4

Total liabilities	516.0	836.7	(256.5)		1,096.2

Equity and Partners’ Capital
Predecessor net equity	—	485.4	(485.4	)(o)	—
Accumulated other comprehensive loss	—	(0.5)	0.5	(p)	—
Common unitholders - public	592.0	—	360.2	(a)	1,073.5
			137.5	(b)
			(15.7	)(e)
			(0.5	)(n)
Common unitholder - Dominion	456.8	—	167.3	(q)	456.5
			(167.3	)(h)
			(0.3	)(n)
Subordinated unitholder - Dominion	482.0	—	(0.4	)(n)	481.6
Preferred unitholder - public	—	—	487.8	(c)(e)	487.8
Preferred unitholder - Dominion	—	—	300.0	(r)	300.0
General Partner interest - Dominion	(11.6)	—	(40.2	)(m)	(51.8)

Total Dominion Midstream Partners, LP partners’ equity and capital	1,519.2	484.9	743.5		2,747.6

Noncontrolling interest	3,039.6	—	—		3,039.6

Total equity and partners’ capital	4,558.8	484.9	743.5		5,787.2

Total liabilities and equity and partners’ capital	$5,074.8	$1,321.6	$487.0		$6,883.4

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	For the nine months ended September 30, 2016
	Dominion Midstream Partners, LP (as filed)	Questar Pipeline	Questar Pipeline Restructuring (s)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions, except per unit data)
Operating Revenue	$253.6	$207.2	$(4.9)	$—		$455.9

Operating Expenses
Purchased gas	7.5	15.8	(0.1)	—		23.2
Other operations and maintenance	52.8	96.6	(30.0)	(9.8	)(m)(t)(u)	109.6
Depreciation and amortization	30.6	41.0	(0.1)	0.3	(k)	71.8
Other taxes	21.7	6.8	(0.1)	(1.0	)(m)	27.4

Total operating expenses	112.6	160.2	(30.3)	(10.5)		232.0

Income from operations	141.0	47.0	25.4	10.5		223.9
Earnings from equity method investees	14.8	2.8	—	—		17.6
Other income	2.3	0.6	—	—		2.9
Interest and related charges (benefit)	(0.2)	18.6	—	3.8	(d)(f)(i)	22.2

Income from operations including noncontrolling interest before income taxes	158.3	31.8	25.4	6.7		222.2
Income tax expense	—	17.0	8.9	(25.9	)(j)	—

Net income including noncontrolling interest	158.3	14.8	16.5	32.6		222.2
Less: Net income attributable to noncontrolling interest	88.4	—	—	—		88.4

Net income attributable to partners	$69.9	$14.8	$16.5	$32.6		$133.8

Net income attributable to partners’ ownership interest
General partner’s interest in net income	$1.7					$2.3
Common unitholders’ interest in net income	40.1					68.6
Subordinated unitholder’s interest in net income	28.1					34.4
Preferred unitholders’ interest in net income						28.5
Net income per limited partner unit (basic)
Common units	$0.88					$1.02
Subordinated units	0.88					1.08
Preferred units						0.94
Net income per limited partner unit (diluted)
Common units	$0.88					$0.99
Subordinated units	0.88					1.08
Average limited partner units outstanding (basic)
Common units	45,722,286			21,515,634		67,237,920
Subordinated units	31,972,789					31,972,789
Preferred units				30,308,342		30,308,342
Average limited partner units outstanding (diluted)
Common units	45,722,286			51,823,976		97,546,262
Subordinated units	31,972,789					31,972,789

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	For the year ended December 31, 2015
	Dominion Midstream Partners, LP (as filed)	Questar Pipeline	Questar Pipeline Restructuring (s)	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions, except per unit data)
Operating Revenue	$369.6	$263.0	$(19.4)	$—		$613.2

Operating Expenses						—
Purchased gas	54.6	6.2	(2.2)	—		58.6
Operations and maintenance	56.7	79.4	(18.7)	1.4	(m)	118.8
Depreciation and amortization	40.4	54.4	(0.6)	0.4	(k)	94.6
Other taxes	26.3	8.6	(0.6)	(1.4	)(m)	32.9

Total operating expenses	178.0	148.6	(22.1)	0.4		304.9

Income from operations	191.6	114.4	2.7	(0.4)		308.3
Earnings from equity method investees	6.6	3.7	—	—		10.3
Other income	1.0	0.9	1.6	—		3.5
Interest and related charges	0.6	26.0	—	5.6	(d)(f)(i)	32.2

Income from operations including noncontrolling interest before income taxes	198.6	93.0	4.3	(6.0)		289.9
Income tax expense	2.1	33.4	1.5	(34.9	)(j)	2.1

Net income including noncontrolling interest and DCG Predecessor	196.5	59.6	2.8	28.9		287.8

Less: Net income attributable to DCG Predecessor	2.3	—	—	—		2.3

Net income including noncontrolling interest	194.2	59.6	2.8	28.9		285.5
Less: Net income attributable to noncontrolling interest	121.7	—	—	—		121.7

Net income attributable to partners	$72.5	$59.6	$2.8	$28.9		$163.8

Net income attributable to partners’ ownership interest
General partner’s interest in net income	$(0.5)					$(0.5)
Common unitholders’ interest in net income	41.3					83.5
Subordinated unitholder’s interest in net income	31.7					42.8
Preferred unitholders’ interest in net income						38.0
Net income per limited partner unit (basic)
Common units	$1.08					$1.39
Subordinated units	1.00					1.37
Preferred units						1.25
Net income per limited partner unit (diluted)
Common units	$1.08					$1.34
Subordinated units	1.00					1.36
Average limited partner units outstanding (basic)
Common units	38,052,303			21,515,634		59,567,937
Subordinated units	31,972,789					31,972,789
Preferred units				30,308,342		30,308,342
Average limited partner units outstanding (diluted)
Common units	38,052,303			51,823,976		89,876,279
Subordinated units	31,972,789					31,972,789

DOMINION MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma Consolidated Financial Statements included herein have been derived from the following historical financial statements:

•	the audited historical financial statements of Dominion Midstream for the year ended December 31, 2015;

•	the unaudited interim financial statements of Dominion Midstream for the nine months ended September 30, 2016;

•	the audited historical financial statements of Questar Pipeline for the year ended December 31, 2015; and

•	the unaudited interim financial statements of Questar Pipeline for the nine months ended September 30, 2016.

Questar Pipeline’s financial statements are comprised of the operations and related assets of Questar Pipeline, which operates interstate natural gas pipelines and storage facilities in the western United States, providing natural gas transportation and underground storage services in Utah, Wyoming and Colorado. As of September 30, 2016, Questar Pipeline’s natural gas system consisted of nearly 2,200 miles of interstate pipeline, and nearly 56 billion cubic feet of working gas storage capacity. Questar Pipeline’s core transportation system is strategically located near large reserves of natural gas in six major Rocky Mountain producing areas. Questar Pipeline transports natural gas from these producing areas to other major pipeline systems, Questar Gas’ distribution system and other utility systems. Questar Pipeline operates and owns 50% of White River Hub in western Colorado, which is accounted for under the equity method. Questar Pipeline also owns gathering lines and processing facilities in Utah, through which it provides gas-processing services.

Upon closing of the Contribution Agreement, Dominion contributed to Dominion Midstream all of the issued and outstanding membership interests of Questar Pipeline in exchange for consideration consisting of common and convertible preferred units with a combined value of $467.3 million and cash of $822.7 million. As a result of the transaction, Dominion Midstream owns 100% of the membership interests in Questar Pipeline and will therefore consolidate Questar Pipeline in its financial statements. Because the contribution of Questar Pipeline by Dominion to Dominion Midstream is considered a reorganization of entities under common control, Questar Pipeline’s assets and liabilities are recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on September 16, 2016, concurrent with Dominion’s acquisition of Dominion Questar, which was accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect Questar Pipeline’s financial results beginning September 16, 2016.

The pro forma adjustments have been prepared as if the acquisition of Questar Pipeline occurred on September 30, 2016 in the case of the unaudited pro forma Condensed Consolidated Balance Sheet and on January 1, 2015 in the case of the unaudited pro forma Consolidated Statements of Income for the year ended December 31, 2015 and for the nine months ended September 30, 2016. The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments in the unaudited pro forma Consolidated Financial Statements give appropriate effect to the assumptions. The effects on the unaudited pro forma Consolidated Financial Statements of the transaction described above are more fully described in Note 3.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma Consolidated Financial Statements are those used by Dominion Midstream as set forth in the audited historical financial statements and notes of Dominion Midstream included in its Annual Report on Form 10-K for the year ended December 31, 2015.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following transactions are directly attributable to Dominion Midstream’s acquisition of Questar Pipeline from Dominion, a reorganization of entities under common control whereby Dominion Midstream records the assets and liabilities of Questar Pipeline at Dominion’s historical cost. In addition, certain of the following transactions relate to the financing transactions undertaken by Dominion Midstream in connection with the acquisition. As Dominion’s acquisition of Dominion Questar, including Questar Pipeline, occurred on September 16, 2016, the following adjustments include those necessary to arrive at an approximation of Dominion’s historical cost.

a.	Reflects gross cash proceeds of approximately $360.2 million from the issuance and public offering of 15,525,000 common units of Dominion Midstream, including a 2,025,000 common unit over-allotment option that was exercised in full by the underwriters, based on an offering price of $23.20 per unit.

b.	Reflects cash proceeds of approximately $137.5 million from the private placement of 5,990,634 common units of Dominion Midstream based on an offering price of $22.95 per unit (the closing price of Dominion Midstream’s common units on the NYSE discussed in tickmark (a), less $0.2475 in accordance with the Private Placement Agreement).

c.	Reflects cash proceeds from the private placement of convertible preferred units of Dominion Midstream with a value of $500.0 million, consisting of 18,942,714 convertible preferred units, based on an offering price of $26.40 per unit (a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed in tickmark (b) in accordance with the Private Placement Agreement).

d.	Reflects cash proceeds from Dominion Midstream’s borrowing under a $300.0 million three-year senior unsecured term loan with an interest rate of 2.18% (3-month LIBOR as of November 29, 2016 plus 1.25%). Interest expense of $4.9 million and $6.6 million for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively, is also reflected in the Consolidated Statements of Income in connection with this transaction.

e.	Reflects payment of the underwriters discounts and offering expenses of $29.4 million, allocated $12.6 million to the public common units, $12.2 million to the privately placed convertible preferred units, $3.1 million to the privately placed common units and $1.5 million to long-term debt.

f.	Reflects cash proceeds of $18.8 million from a draw on Dominion Midstream’s existing revolving credit facility with Dominion to fund underwriters discounts and offering expenses associated with the issuances of privately placed convertible preferred units discussed in tickmark (c), privately placed common units discussed in tickmark (b) and long-term debt discussed in tickmark (d). Interest expense of $0.3 million and $0.4 million associated with this credit facility draw is recorded in the unaudited pro forma Consolidated Statements of Income for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively.

g.	Reflects cash paid to Dominion of $822.7 million as part of the total consideration for the acquisition.

h.	Reflects Dominion Midstream’s repurchase of 6,656,839 common units of Dominion Midstream from Dominion valued at $167.3 million based on a price of $25.13 per unit.

i.	Reflects the extinguishment of the $300.8 million senior unsecured promissory note payable to Dominion, which was issued in connection with Dominion Midstream’s acquisition of DCG and matures in April 2017. At September 30, 2016, accrued interest on the note amounted to $0.5 million. In connection with this transaction, a reduction of $1.4 million of related interest expense for both the nine months ended September 30, 2016 and for the year ended December 31, 2015 is also reflected in the Consolidated Statements of Income.

j.	Federal and state income taxes are being eliminated to reflect the change in tax status from a limited liability corporation that has been treated as a taxable division of its corporate parent, to that of Dominion Midstream, a pass-through entity generally not subject to income taxes. Current federal income tax prepayments of $9.9 million, current state income tax payables of $0.1 million and noncurrent deferred tax liabilities of $273.6 million are eliminated in the unaudited pro forma Condensed Consolidated Balance Sheet. Income tax expense of $25.9 million and $34.9 million is eliminated in the unaudited pro forma Consolidated Statements of Income for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively.

k.	Reflects an increase in investment in equity method affiliates of $16.4 million for Questar Pipeline’s equity method investment in White River Hub (representing equity method goodwill, which is not amortized) and an increase in Questar Pipeline’s unregulated assets of $4.0 million in net property, plant and equipment (after the removal of historical accumulated depreciation of $11.6 million) with a useful life of 11 years, which results in additional depreciation expense of $0.3 million and $0.4 million for the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively, resulting from the application of Dominion’s purchase accounting adjustments.

l.	Reflects the excess of Dominion’s consideration paid over the amount of identifiable assets and liabilities assumed in the transaction (goodwill) reflected at Dominion’s historical basis.

m.	Prior to the contribution of Questar Pipeline to Dominion Midstream, the employees of Questar Pipeline were transferred to a newly formed entity, QPC Services Company, a subsidiary of Dominion Questar, which will provide services to Questar Pipeline. As a result, amounts receivable from Dominion Questar related to participation in pension and other postretirement benefit plans of $40.2 million were settled through equity. Additionally, payroll taxes of $1.0 million for the nine months ended September 30, 2016 and $1.4 million for the year ended December 31, 2015 were reclassified from other taxes to operations and maintenance expense.

n.	Reflects the accrual of $1.2 million in estimated transaction costs associated with the acquisition of Questar Pipeline by Dominion Midstream, including audit, legal and advisory fees. Such costs have been allocated to common and subordinated unitholders based on their respective ownership interests.

o.	Reflects the elimination of Questar Pipeline’s historical net equity.

p.	Reflects the elimination of Questar Pipeline’s accumulated other comprehensive loss, resulting from the application of Dominion’s purchase accounting adjustments.

q.	Reflects the issuance of common units of Dominion Midstream to Dominion with a value of $167.3 million, consisting of 6,656,839 common units based on a price of $25.13 per unit.

r.	Reflects the impacts of the issuance of convertible preferred units of Dominion Midstream to Dominion with a value of $300.0 million, consisting of 11,365,628 convertible preferred units based on a price of $26.40 per unit (a 15.0% premium to the offering price of Dominion Midstream’s private placement of common units discussed in tickmark (b) in accordance with the Private Placement Agreement).

s.	Reflects the removal of Questar Southern Trails and Questar InfoComm, Inc. from Questar Pipeline, as 100% of the issued and outstanding capital stock of these subsidiaries was distributed to Dominion Questar prior to Dominion’s acquisition of Dominion Questar.

t.	Reflects the removal of costs incurred at Questar Pipeline related to Dominion’s acquisition of Dominion Questar for the nine months ended September 30, 2016 of $10.6 million.

u.	Reflects the removal of costs incurred at Dominion Midstream related to Dominion’s acquisition of Dominion Questar for the nine months ended September 30, 2016 of $0.2 million.

NOTE 4. PRO FORMA NET INCOME PER LIMITED PARTNER UNIT

Net income per limited partner unit applicable to common units, convertible preferred units and subordinated units is computed by dividing the respective limited partners’ interest in net income attributable to Dominion Midstream, after deducting any incentive distributions, by the weighted average number of common, convertible preferred and subordinated units outstanding. Because Dominion Midstream has more than one class of participating securities, the two-class method is used when calculating the net income per limited partner unit. The classes of participating securities include common units, convertible preferred units, subordinated units, and IDRs.

Dominion Midstream’s net income is allocated to the common and subordinated unitholders in accordance with their respective partnership percentages, after giving effect to priority income allocations for incentive distributions, if any, to Dominion, the holder of the IDRs, and preferred distributions on the convertible preferred units pursuant to the partnership agreement. The distributions are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the common and subordinated unitholders based on their respective ownership interests. Payments made to Dominion Midstream’s common and subordinated unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per unit. The convertible preferred units were considered to be dilutive for both the nine months ended September 30, 2016 and the year ended December 31, 2015, and as such, diluted income per limited partner unit was calculated utilizing the if-converted method, assuming that such convertible preferred units had been converted to common units.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the weighted average number of common, convertible preferred and subordinated units outstanding. Because all pro forma changes in common and convertible preferred units associated with the acquisition were assumed to have been outstanding for the entire periods presented, the pro forma basic and diluted average number of common, convertible preferred and subordinated units outstanding equals the average number of common, preferred and subordinated units outstanding for the nine months ended September 30, 2016 or for the year ended December 31, 2015, plus the net effects of the pro forma transactions involving common and convertible preferred units. For the nine months ended September 30, 2016, the average number of common and subordinated units outstanding was 45,722,286 and 31,972,789, respectively, and for the year ended December 31, 2015, the average number of common and subordinated units outstanding was 38,052,303 and 31,972,789, respectively. In connection with the acquisition, 6,656,839 common units and 11,365,628 convertible preferred units were issued to Dominion, 6,656,839 common units were repurchased from Dominion; 15,525,000 common units were issued to the public and 5,990,634 common units and 18,942,714 convertible preferred units were issued to purchasers through private placement. The convertible preferred units are assumed to be converted to 30,308,342 common units, representing a pro forma effect of 51,823,976 additional common units outstanding during the entire period for purposes of diluted average limited partner units outstanding.

The basic pro forma net income per unit calculations assume that an additional $0.6 million and less than $0.1 million of incentive distributions were made to the general partner for the nine months ended September 30, 2016, and for the year ended December 31, 2015, respectively. The diluted pro forma net income per unit calculations assume that an additional $1.4 million and $0.1 million of incentive distributions were made to the general partner for the nine months ended September 30, 2016, and for the year ended December 31, 2015, respectively.